UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2015

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2015, Target Corporation announced that Kathryn A. Tesija, Executive Vice President and Chief Merchandising and Supply Chain Officer, will move to a strategic advisory role on July 6, 2015. Accordingly, Ms. Tesija will no longer be classified as an executive officer after July 6, 2015. Ms. Tesija has agreed to remain employed by Target on an at-will basis until April 1, 2016 to assist with the transition of her responsibilities and provide advisory services.  In this new role, Ms. Tesija will continue to receive her current base salary through April 1, 2016, and current target bonus opportunity for fiscal year 2015 performance.  Following the conclusion of her employment she will be eligible for severance payments under Target’s Income Continuance Policy. As a condition to severance payment eligibility, Ms. Tesija will be required to sign an agreement that includes a non-solicitation clause, a release of claims, and a non-competition provision.

Item 7.01.             Regulation FD Disclosure.

Target Corporation issued the statement attached as Exhibit 99 to this Form 8-K on June 25, 2015.

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits.

(99)                          Statement issued June 25, 2015

The information furnished in this Item 9.01 shall not be deemed “filed” for any purpose, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation provisions in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: June 25, 2015	/s/ Timothy R. Baer
Timothy R. Baer
Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

(99)	Statement issued June 25, 2015	Furnished Electronically